Exhibit 10.21

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND IN COMPLIANCE WITH SECTION 6.05 OF THE LOAN AGREEMENT REFERRED TO BELOW.

Original Issue Date:	[Closing Date]
Maximum Outstanding Amount:	One Million Dollars ($1,000,000)
Maturity Date:	First anniversary of the Closing Date
Interest Rate:	Twelve percent (12%) per annum
Default Rate:	Sixteen percent (16%) per annum

GEOVAX LABS, INC.

REVOLVING PROMISSORY NOTE

THIS REVOLVING PROMISSORY NOTE (this “Note”) is issued by GEOVAX LABS, INC., a Delaware corporation (the “Borrower”), to BOWERY CONSULTING GROUP INC. (together with its successors and permitted assigns, the “Lender”), pursuant to that certain Revolving Loan Agreement, dated as of the Original Issue Date set forth above, by and between the Borrower and the Lender (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

FOR VALUE RECEIVED, the Borrower hereby promises to pay to the order of the Lender, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower from time to time under the Loan Agreement (which aggregate principal amount outstanding at any one time shall not exceed the Maximum Outstanding Amount), together with all accrued and unpaid interest thereon and all other amounts payable in respect thereof, on the Maturity Date, and to pay interest thereon in accordance with the provisions hereof and of the Loan Agreement. This Note is subject to the following additional provisions:

Section 1.    Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement, including but not limited to “Business Day,” “Closing Date,” “Default Amount,” “Default Rate,” “Event of Default,” “Final Loan Date,” “Indebtedness,” “Loan,” “Loan Account,” “Loan Commitment,” “Loan Date,” “Loan Documents,” “Maturity Date,” “Maximum Outstanding Amount,” “Payment Amount,” “Payment in Full” and “Person.”

Section 2.    Interest, Repayment and Prepayment.

(a)

Interest. Each Loan evidenced hereby shall bear interest at the rate, and computed in the manner, set forth in Section 2.06 of the Loan Agreement (twelve percent (12%) per annum, calculated on the basis of a 360-day year consisting of twelve (12) 30-calendar-day periods), accruing daily commencing on the applicable Loan Date until paid in full. Accrued interest shall be payable on the Maturity Date and, with respect to any principal paid or prepaid prior to the Maturity Date, on the date of such payment or prepayment as provided in Section 2.07 of the Loan Agreement. Interest at the Default Rate shall accrue and be payable solely as provided in Section 2(d) hereof and the definition of “Default Amount” in the Loan Agreement.

(b)

Repayment. On the Maturity Date, the entire Payment Amount (or, if the Default Amount has become due and payable in accordance with Section 4.03 of the Loan Agreement, the Default Amount) shall become due and payable in cash, in immediately available funds, in accordance with Section 2.07 of the Loan Agreement, free of any setoff, recoupment, deduction, counterclaim or withholding, as provided in Section 2.10 of the Loan Agreement.

(c)

Prepayment; Revolving Nature; Maximum Outstanding Amount. The Borrower may pay or prepay the Loans evidenced hereby, in whole or in part, prior to the Maturity Date, without premium or penalty, and may thereafter request to reborrow (subject to Sections 2.03 and 2.05 of the Loan Agreement), in each case in accordance with Section 2.07 of the Loan Agreement. Each payment of principal shall be accompanied by payment in full of all accrued and unpaid interest thereon. This Note evidences a revolving credit facility; the principal amount outstanding hereunder shall not exceed the Maximum Outstanding Amount at any time, and if at any time the sum of the balance of all outstanding Loans exceeds the Maximum Outstanding Amount, the Borrower shall immediately pay to the Lender such amounts as shall be necessary to eliminate such excess, as provided in Section 2.09 of the Loan Agreement; provided that any interest or other amounts charged to the Loan Account and deemed Loans pursuant to Section 2.11 of the Loan Agreement shall be disregarded for such purpose. No Loan may be requested or made after the Final Loan Date. The termination of the Loan Commitment by either the Borrower or the Lender pursuant to Section 6.17 of the Loan Agreement shall not affect any Loan outstanding on the date thereof or any other obligation of the Borrower hereunder, all of which shall survive such termination and remain due and payable in accordance with the Loan Agreement and this Note.

(d)

Default Interest. From the date an Event of Default occurs and for so long as such Event of Default is continuing, interest shall accrue at the Default Rate (in lieu of, and not in addition to, the rate set forth in Section 2(a) hereof) on the outstanding principal balance of all outstanding Loans, as provided in the definition of “Default Amount” in the Loan Agreement, and shall be payable solely as part of the Default Amount if and when the Default Amount becomes due and payable in accordance with Section 4.03 of the Loan Agreement and shall be payable as part of the Default Amount in accordance with Section 4.03 of the Loan Agreement or, to the extent accrued and unpaid, on the Maturity Date as part of the Payment Amount..

(e)

Application of Payments. Except as otherwise provided in the Loan Agreement, all payments received by the Lender in respect of this Note shall be applied: first, to the payment of all reasonable and documented costs and expenses (including but not limited to reasonable attorneys’ fees) then due and owing to the Lender under the Loan Documents; second, to accrued and unpaid interest (including interest at the Default Rate, if applicable) then due; and third, to the outstanding principal balance of the Loans evidenced hereby; provided that, following the occurrence and during the continuance of an Event of Default, the Lender may apply payments in such order as it may elect in its discretion to the extent permitted by the Loan Agreement.

Section 3.    Registration of Transfers.

(a)

Reliance on Register. Prior to due presentment of this Note for transfer, the Borrower may treat the Person in whose name this Note is registered on its books as the owner hereof for the purpose of receiving payment and for all other purposes, whether or not this Note is overdue, and the Borrower shall not be affected by notice to the contrary.

(b)

Transfers. This Note may be sold, assigned or transferred by the Lender only in accordance with Section 6.05 of the Loan Agreement (including the requirement of the Borrower’s prior written consent, approved by a majority of the Remaining Directors, except for transfers to an Affiliate of the Lender or while an Event of Default is continuing, and the requirement that any transferee agree in writing with the Borrower to be bound by the provisions of the Loan Documents that apply to the “Lender”), the legend set forth above and applicable federal and state securities laws. The Borrower may not assign this Note or any of its obligations hereunder without the prior written consent of the Lender (other than by merger), as provided in Section 6.05 of the Loan Agreement.

(c)

Registered Obligation. This Note is issued in registered form within the meaning of Sections 163(f) and 871(h)(2) of the Internal Revenue Code of 1986, as amended. At all times from and after issuance, and in connection with any transfer of this Note, the Borrower shall maintain a register for the recordation of the name and address of, and the principal amount owing to, the Lender and any permitted transferee (the “Register”). Any transfer of this Note shall be effective only upon surrender of this Note to the Borrower and recordation of the transfer in the Register, whereupon the Borrower shall issue, in exchange for the surrendered Note, a new Note of like tenor registered in the name of the transferee in the principal amount then outstanding hereunder. The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lender shall treat each Person whose name is recorded in the Register as the owner of this Note for all purposes.

Section 4.    Negative Covenants. As long as any Loan remains outstanding, the Borrower shall comply with the covenants set forth in Section 4.01 of the Loan Agreement, which are incorporated herein by reference.

Section 5.    Events of Default; Remedies.

The occurrence of any “Event of Default” (as defined in Section 4.02 of the Loan Agreement) shall constitute an Event of Default under this Note. If any Event of Default occurs and continues beyond any applicable notice requirement or cure period, then, at the Lender’s election and written demand, the Default Amount shall become immediately due and payable in cash; provided that upon a Bankruptcy Event the Default Amount shall become due and payable automatically, in each case as provided in Section 4.03 of the Loan Agreement, and the Lender shall be entitled to exercise all of the rights and remedies set forth in Section 4.03 and Section 6.13 of the Loan Agreement.

(a)

Waiver. The Borrower hereby waives presentment for payment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of intent to accelerate, notice of acceleration, and any and all other notices and demands of any kind in connection with the execution, delivery, acceptance, performance, default or enforcement of this Note, except for any notice or cure period expressly required under the Loan Agreement.

(b)

Costs of Collection; Loan Account. The Borrower shall pay all reasonable and documented costs and expenses (including but not limited to reasonable attorneys’ fees and disbursements) actually incurred by the Lender in connection with the enforcement, collection or preservation of its rights under this Note, to the extent provided in the Loan Documents, including but not limited to Section 6.07 of the Loan Agreement and the definition of “Default Amount” in the Loan Agreement. The Lender’s entries in the Loan Account shall, excepting manifest errors, be deemed correct, accurate and binding on the Borrower for purposes of any enforcement of this Note, subject to the Borrower’s right to object within thirty (30) days as provided in Section 2.11 of the Loan Agreement; provided that the failure of the Lender to maintain or provide any such accounting shall not affect the obligations of the Borrower to pay when due any amount owing under the Loan Agreement or this Note. The Lender shall provide the Borrower, upon request, with a monthly accounting reflecting the activity in the Loan Account in accordance with Section 2.11 of the Loan Agreement.

Section 6.    Miscellaneous.

(a)	Notices. All notices and other communications hereunder shall be given in accordance with Section 6.03 of the Loan Agreement.

(b)

Absolute Obligation; Ranking. Except as expressly provided herein or in the Loan Agreement, no provision of this Note shall alter or impair the Borrower’s obligation, which is absolute and unconditional as provided in Section 2.10 of the Loan Agreement, to pay the principal of and interest and other amounts on this Note at the time, place and rate, and in the currency, prescribed herein and in the Loan Agreement. This Note is a direct, unsecured obligation of the Borrower and ranks at least pari passu with all other unsecured and unsubordinated Indebtedness of the Borrower.

(c)	Lost or Mutilated Note. If this Note is mutilated, lost, stolen or destroyed, the Borrower shall issue a replacement Note in accordance with Section 6.12 of the Loan Agreement.

(d)

Governing Law; Jurisdiction; Waiver of Jury Trial. This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. The provisions of Section 6.07 (Governing Law), including but not limited to the submission to the exclusive jurisdiction of the New York Courts, and Section 6.18 (Waiver of Jury Trial) of the Loan Agreement shall apply to this Note, mutatis mutandis.

(e)

Maximum Lawful Rate. Notwithstanding anything herein to the contrary, the interest and other amounts payable under this Note shall be subject to the limitations set forth in Section 2.12 (Further Obligations; Maximum Lawful Rate) of the Loan Agreement, which is incorporated herein by reference.

(f)

Cumulative Remedies; Payment Set Aside. The remedies provided in this Note are cumulative and in addition to all other remedies available under this Note, the Loan Agreement and the other Loan Documents, at law or in equity, including but not limited to specific performance as provided in Section 6.13 of the Loan Agreement, and nothing herein shall limit the Lender’s right to pursue actual damages for any breach by the Borrower. Section 6.14 (Payment Set Aside) of the Loan Agreement shall apply to all payments made in respect of this Note, mutatis mutandis.

(g)

Waiver. No waiver of any provision of this Note shall operate as a waiver of any other provision or of the same provision on another occasion. Any waiver must be in writing and signed by the party against whom enforcement is sought, subject to Section 6.04 of the Loan Agreement.

(h)

Next Business Day. Whenever any payment or other obligation hereunder is due on a day that is not a Business Day, such payment or obligation shall be made or performed on the next succeeding Business Day, consistent with the definition of “Business Day” in the Loan Agreement, and interest shall continue to accrue during any such extension.

(i)	Headings. The headings herein are for convenience only and shall not limit or affect any provision of this Note.

(j)	Time of the Essence. Time is of the essence with respect to each and every obligation of the Borrower under this Note.

(k)

Severability. If any provision of this Note is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, consistent with Section 6.10 of the Loan Agreement.

Section 7.    Amendments; Waivers. No amendment, modification or waiver of any provision of this Note shall be effective except in accordance with Section 6.04 of the Loan Agreement.

Section 8.    Note Subject to Loan Agreement. This Note is the “Note” referred to in, and is issued pursuant to and entitled to the benefits of, the Loan Agreement and the other Loan Documents. Reference is made to the Loan Agreement for, among other things, the rate and time of payment of principal and interest, the conditions to and manner of making Loans, the Lender’s discretion with respect to each Loan Request, the events upon which the Loans may become due and payable prior to the Maturity Date, and the terms governing prepayment, reborrowing, transfer and assignment. Section 5.07 (Nasdaq Compliance; Securities Laws Matters) of the Loan Agreement shall apply to this Note, mutatis mutandis. In the event of any conflict between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall control.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Revolving Promissory Note to be duly executed by its authorized officer as of the Original Issue Date set forth above.

BORROWER:

GEOVAX LABS, INC.

By:

Name:

Title:

[Signature Page to Revolving Promissory Note]